UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2014
OPLINK COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-35656 (Commission File Number)	77-0411346 (I.R.S. Employer Identification No.)

46335 Landing Parkway
 Fremont, California 94538
(Address of principal executive offices)    (Zip code)
(510) 933-7200
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)   Compensatory Arrangements of Certain Officers.
On August 13, 2014, the Compensation Committee of the Board of Directors of Oplink Communications, Inc. (the "Company") approved a Third Amendment to Executive Corporate Event Agreement, in the form attached as Exhibit 10.1, to be entered into with the following named executive officers: Peter Lee, Shirley Yin, River Gong and Stephen Welles.
The Executive Corporate Event Agreements were entered into in September 2008 and had original terms of three years.  The agreements were amended in August 2011 to extend the terms by an additional three years. The Third Amendment extends the term of the agreements by an additional three years, so that the agreements will be scheduled to expire on September 15, 2017 (subject to the terms and conditions set forth in the agreements).

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
10.1	Form of Third Amendment to Executive Corporate Event Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPLINK COMMUNICATIONS, INC.
Date: August 14, 2014	By:	/S/ Stephen M. Welles Name: Stephen M. Welles Title: Sr. Vice President and General Counsel

 EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Executive Corporate Event Agreement